                                                                    Exhibit 10.1

                    CLASS C CONVERTIBLE PREFERRED STOCK AND
                          WARRANT PURCHASE AGREEMENT


          This CLASS C CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") dated April 11, 1997 is entered into by Orthovita, Inc., a Pennsylvania corporation (the "Company"), Schroder Ventures International Life Sciences Fund LP1, a Delaware limited partnership ("Schroder LP1"), Schroder Ventures International Life Sciences Fund LP2, a Delaware limited partnership ("Schroder LP2"), Schroder Ventures International Life Sciences FundTrust, a trust organized under the laws of Bermuda ("Schroder Trust"), The Schroder Ventures International Life Sciences Fund Co-Investment Scheme, a corporation organized under the laws of Bermuda ("Schroder Co-Investment" and together with Schroder LP1, Schroder LP2 and Schroder Trust, "Schroder"), The Wellcome Trust Limited, a company limited by guarantee incorporated in England, as trustee of The Wellcome Trust ("The Wellcome Trust"), an English charity registered with the Charity Commissioner of England and Wales under number 210,183 ("Wellcome"), Electra Fleming Private Equity Partners, a limited partnership established under the Limited Partnership Act of 1907 of the United Kingdom, ("Electra Equity"), and EF Nominees Limited, a private limited liability company incorporated under the laws of England and Wales ("EF" and together with Electra Equity, "Electra"). Schroder, Wellcome and Electra are sometimes collectively referred to herein as the "Purchasers". The execution and delivery by Wellcome of this Agreement is subject to Attachment A hereto.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:


1.   Reference to Definitions.
     ------------------------

          For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

          "Affiliates" means, with respect to a particular party, Persons or entities controlling, controlled by or under common control with that party, as well as the officers, directors and majority-owned Persons of that party and of
its other Affiliates.   For the purposes of the foregoing, ownership, directly
or indirectly, of 50% or more of the voting stock or other equity interest shall be deemed to constitute control.

          "Agreement" means this Agreement and the Exhibits and Disclosure Letter hereto.

          "Assets" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible (including goodwill), wherever situated and whether or not reflected in the most recent Financial Statements, that are owned or possessed by the Company and used or held for use in connection with the operation of the Business.

          "Balance Sheet" is defined in Section 4.5.

          "Balance Sheet Date" is defined in Section 4.5.

          "Benefit Plans" means all employee benefit plans of the Company within the meaning of Section 3(3) of ERISA and any related or separate Contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits so described in ERISA Sections 3(1) or 3(2) to any present or former employee of the Company, or present or former beneficiary, dependent or assignee of any such employee or former employee, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

          "Business" means the entire existing and presently contemplated business conducted by the Company.

          "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Class C Convertible Preferred Stock of Orthovita, Inc., in substantially the form attached as EXHIBIT A hereto.

          "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, operating agreement, joint venture agreement or similar document governing the entity.

          "Class A Preferred Stock" means the Class A Convertible Preferred Stock, par value $.01 per share, of the Company.

          "Class B Preferred Stock" means the Class B Convertible Preferred Stock, par value $.01 per share, of the Company.

          "Class C Preferred Stock" means the Class C Convertible Preferred Stock, par value $.01 per share, of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Company" is defined in the preamble.

          "Confidential Information" means any confidential information or trade secrets of the Business, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, know-how and other technical information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Business.

          "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under applicable law.

          "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

          "Court Order" means any judgment, decree, injunction, order or ruling of any Federal, state, local or foreign court or governmental or regulatory body or arbitrator or authority that is binding on any Person or its property under applicable law.

          "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

          "Disclosure Letter" means the Disclosure Letter of the Company delivered pursuant to Section 2.

          "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability or voting, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Financial Statements" is defined in Section 4.5.

          "GAAP" means United States generally accepted accounting principles.

          "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

          "Inventory" means any inventory, including raw materials, supplies, work in process and finished goods.

          "Knowledge of the Company" or "best knowledge of the Company" or words of similar import mean the actual knowledge of David S. Joseph, Paul Ducheyne, Salvatore Nalbone or Stanley J. Musial.

          "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

          "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

          "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

          "Material Adverse Effect" means a material adverse effect on the financial condition or results of operations of the Company.

          "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent in nature and, where relevant, amount with past practices.

          "Patents" means all patents and patent applications.

          "Permit" means any governmental permit, license, registration, certificate of occupancy, approval and other authorization.

          "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

          "Preferred Stock" means the preferred stock, par value $.01 per share, of the Company.

          "Public Offering" is defined in Section 6(b) of the Statement of Designation, Preferences and Rights of Class C Convertible Preferred Stock of Orthovita, Inc.

          "Purchase Price" means $8,000,000.

          "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and certain other stockholders of the Company in substantially the form attached as EXHIBIT B hereto.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shares" means the 1,882,353 shares of the Class C Preferred Stock purchased by the Purchasers pursuant to this Agreement.

          "Stockholders' Agreement" means the Stockholders' Agreement by and among the Company and certain of its stockholders entered into as of the date hereof.

          "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

          "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Stockholders' Agreement and the Certificate of Designations.

          "Transactions" means the purchase and sale of the Shares and Warrants and the consummation of the other transactions contemplated by the Transaction Documents.

          "Warrants" means the warrants of the Company delivered to the Purchasers and exercisable for that number of shares of Common Stock as is set forth on EXHIBIT C hereto opposite each such Purchaser's name and in substantially the form attached as EXHIBIT D.

  2.      Purchase and Sale of Securities.  The Company hereby sells to each
          -------------------------------
Purchaser, and each Purchaser hereby purchases from the Company, the number of Shares set forth on EXHIBIT C hereto opposite each such Purchaser's name for a purchase price equal to the amount set forth on EXHIBIT C opposite each such Purchaser's name. In addition, the Company hereby grants the Warrant to the Purchasers.

 3.       Closing.
          -------

          3.1  Location; Date.  The closing of the Transactions (the "Closing")
               --------------
shall take place on the date hereof at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103.

          3.2  Closing Conditions.  The obligations of the parties hereunder
               ------------------
shall be subject to the satisfaction or waiver of the following conditions:

               a. the obligations of the Company at the Closing shall be subject to each Purchaser delivering or causing to be delivered:

                    (i) the Purchase Price equal to the amount set forth on EXHIBIT C opposite each such Purchaser's name;

                    (ii) an executed copy of the Registration Rights Agreement; and

                    (iii) such other agreements, documents and instruments
               contemplated by this Agreement and such other items as may be reasonably requested the Company;

               b. The obligations of the Purchasers at the Closing shall be subject to the Company delivering or causing to be delivered:

                    (i)   payment instructions regarding the Purchase Price;

                    (ii)  an executed copy of the Registration Rights Agreement;

                    (iii) a legal opinion of Morgan, Lewis & Bockius, LLP,
               counsel to the Company, in form and substance reasonably satisfactory to counsel to the Purchasers;

                    (iv)  certificates representing the Shares and the Warrants;

                    (v) a Certificate of the Secretary of State of the Commonwealth of Pennsylvania as to the due incorporation and good standing of the Company;

                    (vi) a copy of the Articles of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of the Commonwealth of Pennsylvania;

                    (vii) evidence of the filing with the Secretary of State of the Commonwealth of Pennsylvania of the Certificate of Designation;

                    (x) a fully executed copy of the Shareholders' Agreement dated as of the date hereof in substantially the form attached hereto as EXHIBIT E; and

                    (xi) such other agreements, documents and instruments contemplated by this Agreement and such other items as may be reasonably requested the Purchasers;

4.        Representations and Warranties of the Company.  Except as set forth in
          ---------------------------------------------
a letter dated the date of this Agreement, executed by the Company containing information required by this Agreement and exceptions to the representations and warranties of the Company under this Agreement indicating, in each instance, the subsection of this Agreement to which each such exception relates (the "Disclosure Letter"), the Company hereby jointly and severally represent and warrant to the Purchasers that as of the date hereof:

          4.1  Organization, Standing and Qualification.  The Company is a
               ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a
Material Adverse Effect.   The Company has previously delivered to the
Purchasers true, correct and complete copies of its Charter Documents and bylaws and has previously made available for inspection by the Purchasers the Company's complete corporate minute and stock books.

          4.2  Authorization.  The Company has the requisite power and authority
               -------------
to own its property and carry on the Business as currently conducted, and to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Each Transaction Document executed and delivered by the Company as of the date hereof has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          4.3  Consents and Approvals.   There is no Litigation pending, or to
               ----------------------
the knowledge of the Company, threatened, by or against or affecting the Company in connection with or relating to the Transactions or any action to be taken in connection herewith or therewith or the consummation thereof. Except for the consents specified in the Disclosure Letter, neither the execution or delivery by the Company of the Transaction Documents, nor the performance of the Transactions to be performed by it thereunder, will require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under
(a) any Law or Court Order to which the Company is subject, (b) the Charter Documents or bylaws of the Company or (c) any Contract, Permit or other document to which the Company is a party or by which its Business may be subject.

          4.4  Capitalization. The authorized capital stock of the Company
               --------------
consists of (i) 15,000,000 shares of Common Stock, of which 5,186,221 shares are currently outstanding, and (ii) 5,000,000 shares of Preferred Stock, of which 606,060 shares have been designated as Class A Preferred Stock, all of which are currently outstanding, 1,337,786 shares have been designated as Class B Preferred Stock, of which 1,038,005 shares are currently outstanding, and 1,882,353 shares have been designated as Class C Preferred Stock. Except for the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, outstanding warrants which are presently exercisable for 299,781 shares of Series B Preferred Stock, outstanding warrants which are presently exercisable for 703,444 shares of Common Stock and outstanding options which are presently exercisable for an aggregate of 793,143 shares of Common Stock, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. All of the Company's outstanding shares of capital stock are, and all of the Shares outstanding immediately following consummation of the Transactions will be, duly and validly authorized and issued, fully paid and non-assessable, and, based on the representations and warranties of the Purchasers herein, all of such shares have been, or will be upon the Closing, issued in compliance with all Federal and state securities laws. EXHIBIT F to this Agreement contains an accurate and complete list of the shareholders, option holders and warrant holders of record of the Company and the number of shares or shares of Common Stock obtainable upon the exercise of options or warrants or the conversion of Preferred Stock, as the case may be, that each hold of record.

          4.5  Financial Statements.  The Disclosure Letter includes correct and
               --------------------
complete copies of audited financial statements consisting of a balance sheet of the Company as of December 31, 1994, 1995 and 1996 and the related statements of income and cash flows for the years then ended, all of which are audited and reported on by Arthur Andersen LLP (collectively, the "Financial Statements"). The Financial Statements are in all material respects consistent with the books and records of the Company and there are no transactions required by GAAP, applied on a consistent basis, to be recorded in accounting records that have not been recorded in the accounting records underlying such Financial Statements. The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position and assets and liabilities of the Company as of the dates thereof and its cash flows and the results of its operations for the years then ended. The balance sheet as of December 31, 1996 that is included in the Financial Statements is referred to herein as the "Balance Sheet" and the date thereof is referred to as the "Balance Sheet Date."

          4.6  Title to Assets and Related Matters.  Except as set forth in the
               -----------------------------------
Disclosure Letter, the Company has good title to, valid leasehold interests in or valid licenses to use, all of its material Assets. Except as set forth in the Disclosure Letter, the Assets (i) are all in the possession or under the control of the Company and are located on the Real Property, as defined below, that are used by the Company, (ii) are all in good working order, where applicable and except for ordinary wear and tear and (iii) represent all of the Assets necessary to conduct the Business in the manner currently or presently contemplated to be operated.

          4.7  Real Property. The Disclosure Letter describes all real estate
               -------------
leased by the Company (collectively, the "Real Property"). The Company does not have an ownership interest in any Real Property.

          4.8  Certain Personal Property.  The Company has delivered to the
               -------------------------
Purchasers a complete fixed asset schedule, describing and specifying the location of all material items of tangible personal property that are included in the Balance Sheet. Except as set forth in the Disclosure Letter, since December 31, 1996, the Company has not (i) acquired any items of tangible personal property that has, in any case, a carrying value in excess of $25,000, or an aggregate carrying value in excess of $50,000 or (ii) disposed of any items of tangible personal property (other than inventory) that have, in any case, an initial carrying value in excess of $25,000, or an initial aggregate carrying value in excess of $50,000.

          4.9  Personal Property Leases.  The Disclosure Letter lists all
               ------------------------
material Assets and property (other than Real Property) that are used by the Company in the operation of the Business and that are possessed by the Company under an existing lease, including all trucks, automobiles, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $5,000 (each, an "Immaterial Lease"). The Disclosure Letter also lists the leases under which such assets and property listed in the Disclosure Letter are possessed. All of such leases (excluding "Immaterial Leases") are referred to herein as the "Personal Property Leases."

          4.10 Liabilities.  The Company does not have any material Liabilities,
               -----------
except (a) as specifically disclosed in the Financial Statements (including the notes thereto), (b) Liabilities incurred in the ordinary course since the Balance Sheet Date, which do not in the aggregate exceed $25,000 and (c) Liabilities under any Contracts specifically disclosed in the Disclosure Letter (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Balance Sheet. All of the Company's obligations pursuant to its 15% Subordinated Secured Notes Due 2000 have been satisfied in full.

          4.11 Taxes.  The Company has duly filed all Federal, state, local,
               -----
foreign and other tax returns that are required to be filed and that were due prior to the Closing Date, and, except as set forth in the Disclosure Letter, have paid all taxes and assessments shown as being due pursuant to such returns or pursuant to any assessment received. All taxes and other assessments and levies that the Company has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment. There are no pending or, to the knowledge of the Company, threatened proceedings or other actions, for the assessment or collection of additional taxes of any kind by the Company for any period which remains open under the applicable statute of limitations for examination of Federal income tax under the Code for which returns have or should have been filed.

          4.12 Subsidiaries.  The Company does not own, directly or indirectly,
               ------------
any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

          4.13 Legal Proceedings and Compliance with Law.
               -----------------------------------------

               (a) There is no Litigation that is pending or, to the knowledge of the Company, threatened against or affecting the Company. There has been no Default by the Company under any Law applicable to the Company, except for any Defaults that would not have a Material Adverse Effect, and the Company has not received any notice from any governmental entity regarding any alleged Default under any Law except those that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order to which the Company is a party.

               (b) Except in those cases where the failure would not have a Material Adverse Effect, (i) the Company has obtained and is in full compliance with all Permits, all of which are listed in the Disclosure Letter along with their respective expiration dates, that are required for the ownership of the Assets or operation of the Business and Assets as currently or presently contemplated to be operated by the Company, (ii) all of the Permits are currently valid and in full force and (iii) the Company has filed such timely and complete renewal applications as may be required with respect to its Permits. To the knowledge of the Company, no revocation, cancellation or withdrawal of a Permit has been threatened.

          4.14 Contracts.
               ---------

               (a) The Disclosure Letter lists each Contract of the following types to which the Company is a party or by which it is bound:

                    (i) Contracts with any present or former stockholder, director, officer, or employee of the Company;

                    (ii) Contracts for the purchase of, or payment for, supplies or products, or for the performance of services, from or by a third party, in excess of $25,000 with respect to any one supplier or other party;

                    (iii) Contracts to sell or supply products, inventory or other property to, or to perform services for, a third party, in excess of $25,000 with respect to any one customer or other party other than purchase orders received in the ordinary course of business;

                    (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case (other than Real Property Leases and Personal Property Leases identified in the Disclosure Letter);

                    (v) Any notes, debenture, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners or stockholders or any members of their immediate families), or agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person involving in any instance an amount in excess of $25,000;

                    (vi) Contracts creating or recognizing any Encumbrances with respect to any Assets; and

                    (vii) Contracts for any capital expenditure or leasehold improvement in excess of $25,000.

               (b) The Company is not in Default under any material Contract. The Company has not received any written communication from, or given any written communication to, any other party indicating that the Company or such other party, as the case may be, is in Default under any material Contract. To the knowledge of the Company, none of the other parties to any such Contract to which the Company is a party is in Default thereunder.

          4.15 Intellectual Property.
               ---------------------

               (a) The Company does not currently use nor has it since its inception used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the Disclosure Letter. The Company owns or has the lawful right to use all material Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise. Except as set forth in the Disclosure Letter, all of the Intellectual Property listed in the Disclosure Letter is owned by the Company free and clear of any Encumbrances, or used pursuant to an agreement that is described in the Disclosure Letter. Except in such cases that would not have a Material Adverse Effect or as set forth in the Disclosure Letter, the Company does not infringe upon or unlawfully or wrongfully use any Intellectual Property rights owned or claimed by another Person, and the Company is not in Default, and has not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts or as set forth in the Disclosure Letter, no current or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

               (b) Except as set forth on the Disclosure Letter, all employees and consultants of the Company who are involved in the design, review, evaluation or development of Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a "Confidentiality Agreement"), a copy of which has been provided to the Purchasers. To the knowledge of the Company,
(i) none of the Confidential Information has been used, divulged or appropriated
(A) for the benefit of any Person other than the Company or a customer of the Company or (B) otherwise to the detriment of the Company, (ii) except as specified on the Disclosure Letter, none of such employees or consultants engaged in providing services of the Company is subject to any contractual or legal restrictions that might interfere with the use of his best efforts to promote the interests of the Company, (iii) no such employee or consultant is, or is currently expected to be, in Default under any material term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

          4.16 ERISA.
               -----

               (a) The Disclosure Letter contains a complete list of all Benefit Plans sponsored or maintained by the Company or under which the Company may be obligated. All Benefit Plans conform to, and are being administered and operated in compliance with, the requirements of ERISA, the Code and all applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered or an extension for the delayed filing has been obtained from the Internal Revenue Service or the Department of Labor. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject the Company to any penalty or tax imposed under the Code or ERISA.

               (b)  Any Benefit Plan that is intended to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for determination has been timely filed (and is still pending) with the Internal Revenue Service, and such determination remains in effect and has not been revoked. To the knowledge of the Company, nothing has occurred since the date of any such determination (if received) that would affect materially adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

               (c) The Company does not sponsor or contribute to a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans. For purposes of this Section 4.16(c), the term "Company" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company and any other entity required to be aggregated with the Company pursuant to the regulations issued under Section 414(o) of the Code.

               (d) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any applicable Law, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to the knowledge of the Company, any basis for any such claim. To the knowledge of the Company, the Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

          4.17 Absence of Certain Changes.  Except as contemplated by this
               --------------------------
Agreement, since the Balance Sheet Date, the Company has conducted its Business in the ordinary course and there has not been with respect to the Company:

               a.   any material adverse change in its Business;

               b.   any change or amendment in its Charter Documents;

               c. any distribution or payment declared or made in respect of its capital stock by way of dividend, purchase or redemption of shares or otherwise;

               d. any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other material, non-ordinary change in any employment or consulting arrangement;

               e. any sale, assignment or transfer of any material Assets, or any additions to or transactions involving any material Assets, other than those made in the ordinary course of business;

               f. other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held;

               g.   any payment to any Affiliate of the Company;

               h. any change in the accounting policies followed by the Company or the method of applying such principles; or

               i. any capital expenditure commitment involving in any individual case, or series of related cases, more than (i) $25,000 or (ii) an amount that would cause the sum of all such capital expenditure commitments to exceed $50,000.

          4.18 Customers.  The Company has used its reasonable business efforts
               ---------
to maintain and, to the knowledge of the Company, currently maintains, good working relationships with all of its customers. The Disclosure Letter contains, with respect to the year ended December 31, 1996, a list of the names of the ten customers that were the largest dollar volume customers of products or services sold or provided by the Company for such year. Except as set forth in the Disclosure Letter, none of such customers that conducted business with the Company has given the Company notice terminating or canceling or, to the knowledge of the Company, threatening to terminate or cancel any Contract or relationship with the Company.

          4.19 Finder's Fees.  Except as set forth in the Disclosure Letter, no
               -------------
Person retained by the Company is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

          4.20 Transactions with Affiliates.  Except as set forth in the
               ----------------------------
Disclosure Letter, no affiliate of the Company or any member of his immediate family, owns or has a controlling ownership interest in any corporation or other entity that is a party to any Contract with respect to the Assets or Business.

          4.21 Full Disclosure.  There are no materially misleading
               ---------------
misstatements in any of the representations and warranties made by the Company in this Agreement, the Disclosure Letter, the Exhibits to this Agreement, or in any other Transaction Document and the Company has not omitted to state any fact necessary to make the statements made herein or therein in light of the circumstances in which they were made not materially misleading.

5.        Representations and Warranties of the Purchasers.  Each of the
          ------------------------------------------------
Purchasers hereby severally, and not jointly, represents and warrants to the Company that:

          5.1  Status.  Schroder is an investment group comprised of two limited
               ------
partnerships validly existing under the laws of the State of Delaware and a trust and a corporation, each validly exiting under the laws of Bermuda.
Electra Equity is a limited partnership established under the Limited Partnership Act of 1907 of the United Kingdom, acting by its general partners Electra Fleming (Unquoted UK) limited. EF is a private limited liability company incorporated under the laws of England and Wales. The Wellcome Trust Limited is a company limited by guarantee incorporated in England. The Wellcome Trust is an English charity registered with the Charity Commissioner of England and Wales under number 210,183. Each Purchaser has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it thereunder, and such execution, delivery and performance by it have been duly authorized by all necessary action.

          5.2  Authorization. Each Purchaser has the requisite power and
               -------------
authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each Purchaser have been duly authorized by all necessary action. Each Transaction Document executed and delivered by a Purchaser has been duly executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          5.3  Consents and Approvals.  There is no Litigation pending, or to
               ----------------------
the knowledge of either Purchaser, threatened, by or against or affecting either Purchaser in connection with or relating to the Transactions or any action to be taken in connection herewith or therewith or the consummation thereof. Neither the execution and delivery by a Purchaser of the Transaction Documents to which it is a party, nor the performance of the Transactions to be performed by it thereunder, will require any filing, consent or approval or constitute a Default under (a) any Law or

Court Order to which it is subject, (b) its Charter Documents or bylaws or (c) any Contract, Permit or other document to which it is a party or by which its properties or other assets may be subject. Each Purchaser has obtained all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement and the Transactions by such Purchaser.

          5.4  Finder's Fees.  No Person retained by such Purchaser is or will
               -------------
be entitled to any commission or finder's or similar fee in connection with the Transactions.

          5.5  Investment Representations.
               --------------------------

               (a) Each Purchaser acknowledges that none of the Shares have been registered under the Securities Act or the securities laws of any state, and the Shares acquired by it cannot be resold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Each Purchaser acknowledges that the Company may, before effecting a transfer of any of the Shares, require an opinion of counsel, in form satisfactory to the Company, that any transfer not being made pursuant to applicable federal and state registration requirements may be made pursuant to an exemption from such registration requirements.

               (b) Each Purchaser is acquiring its Shares for its own account for investment and not either: (i) with a view to, or for sale in connection with, any distribution thereof; or (ii) with any present intention of distributing or selling the same. Neither Purchaser has any present or contemplated agreement, obligation, indebtedness or commitment providing for the disposition of the Shares.

               (c) Each Purchaser (meaning in the case of Wellcome, The Wellcome Trust) is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

               (d) Each Purchaser has been provided with or been given complete access to all of the financial and other information requested by such Purchaser or deemed by such Purchaser to be necessary or material for such Purchaser to make an analysis and decision concerning the investment contemplated by this Agreement.

               (e) Each Purchaser has substantial experience in investing and acknowledges that it is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

6.        Certain Agreements.
          ------------------

          6.1  Right of First Refusal.
               ----------------------

               (a) Except as set forth in Section 6.1(g), before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any of its securities (the "Offered Securities"), including any (i) shares of Common Stock,
(ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any convertible debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, offer to sell a portion of such securities (the "ROFR Securities") to the Purchasers then holding capital stock of the Company as follows: the Company shall offer to sell to each Purchaser that portion of the Offered Securities as the number of shares of Common Stock held by such Purchaser or issuable to such Purchaser upon conversion of the Shares or any other security (collectively, the "Conversion Shares") bears to the total number of shares of Common Stock then outstanding (including, all shares of Common Stock issuable upon the conversion of all outstanding convertible securities (including shares of Preferred Stock) and presently exercised options and warrants of the Company, at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchasers (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 30 days from receipt of the Offer.

               (b) Notice of each Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section 6.2(a) shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the 30-day period of such offer, setting forth such of the Purchaser's ROFR Securities as such Purchaser elects to purchase (the "Notice of Acceptance").

               (c) If Notices of Acceptance are not given by the Purchasers in respect of all the ROFR Securities, the Company shall have 90 days from the end of said 30-day period to sell any such ROFR Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities") to any Person, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

               (d) Upon the closing of any purchase of ROFR Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the number of ROFR Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any ROFR Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such ROFR Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel. Unless otherwise specified in the Offer, the Purchasers understand that the ROFR Securities will not have been registered under the Securities Act and applicable state securities laws, and, therefore, will not be able to be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. No Purchaser shall resell or otherwise dispose of all or any part of the ROFR Shares purchased by it except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws.

               (e) In each case, any ROFR Securities not purchased by the Purchasers or other Person or Persons in accordance with Section 6.2 may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in Sections 6.2.

               (f) The rights of each of the Purchasers under this Section 6 may be waived by each such Purchaser in writing and shall terminate (a) when the Purchasers own less than twenty percent of the Conversion Shares or (b) immediately prior to the effectiveness of any registration statement with respect to a Public Offering.

               (g) The rights of the Purchasers under this Section 6 shall not apply to:

                         (i)   Common Stock issued as a stock dividend to
holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                         (ii)  Preferred Stock issued as a dividend to holders
of Preferred Stock upon any subdivision or combination of shares of Preferred Stock;

                         (iii) the Conversion Shares;

                         (iv)  shares of Common Stock issued upon the exercise
of outstanding stock options and warrants as of the date hereof;

                         (v)   shares of Common Stock which, together with the
shares of Common Stock referred to in Section 6.2(g)(iv), do not exceed 650,000, issued upon the exercise of stock options granted after the date hereof pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, consulting agreement or other option, arrangement, agreement; or

                    (vi) securities issued upon conversion of any shares of Preferred Stock.

          6.2  Financial Information; Option Vesting.  Until the occurrence of a
               -------------------------------------
Public Offering:

          (a) The Company shall have prepared and delivered (as soon as practicable after their availability, but in no event later than 90 days after the end of each fiscal year) to each of the Purchasers annual financial statements of the Company which shall be audited by an accounting firm of national reputation.

          (b) The Company shall prepare and deliver to each of the Purchasers its annual business plan (which shall include an opening budget) within 45 days after the beginning of the applicable fiscal year covered by such plan.

          (c) All options granted by the Company to new employees of the Company shall be subject to a minimum vesting period of four years.

          6.3  Legend.  The certificates for the Shares and any shares of Common
               ------
Stock issuable upon conversion of the Shares will bear legends substantially in the following form:

               The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, (the "Act") or the securities laws of any state. The securities may not be transferred in the absence of such registration or an exemption from registration under the Act and applicable state securities laws.

          6.4  Confidentiality and Assignment of Inventions.  The Company shall
               --------------------------------------------
cause each employee of the Company to execute and deliver an agreement with respect to the nondisclosure of confidential information and the assignment of inventions.

 7.       Indemnification.
          ---------------

          7.1  Indemnification by the Company.  The Company shall indemnify and
               ------------------------------
hold harmless each Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each, an "Indemnified Purchaser Party") from and against any and all Liabilities, claims, demands, judgments, settlement payments, losses, costs, damages and expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Purchaser Party in connection therewith) (collectively, "Damages") that such Indemnified Purchaser Party may sustain, suffer or incur that result from, arise out of or relate to any breach of or any inaccuracy in any representation, warranty, covenant or agreement of the Company contained in this Agreement, including any breach of the obligation to indemnify hereunder.

          7.2  Indemnification by the Purchasers.  Each Purchaser shall
               ---------------------------------
indemnify and hold harmless the Company and each of the Company's shareholders, Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Company Party") from and against any Damages that such Indemnified Company Party may sustain, suffer or incur that result from, arise out of or relate to any breach of or inaccuracy in any representation, warranty, covenant or agreement of such Purchaser contained in this Agreement, including any breach of the obligation to indemnify hereunder.

          7.3  Procedure for Claims.
               --------------------

          (a) Any Indemnified Purchaser Party or any Indemnified Company Party that desires to seek indemnification under any part of this Section 7 (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor"). Such Claim Notice shall specifically explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. Each Indemnitor to which or whom a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 30 days (the "Response Period") after the date that the Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, the Indemnified Party shall provide the Indemnitor with notice (the "Additional Notice") of such failure in accordance with the notice requirements of this Agreement, and if the Indemnitor fails to respond within twenty days after such Additional Notice, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice is given. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or by written acknowledgment, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

          (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the applicable Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Section 7, the Indemnitor and the Indemnified Party shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within twenty days, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to 10%.

          (c) Notwithstanding any other provision of this Section 7, with respect to each Purchaser, neither the Company nor such Purchaser shall be liable under this Agreement for any Damages arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement for an amount in excess of the Purchase Price paid by each such Purchaser.

          7.4  Claims Period.  Any claim for indemnification under this Section
               -------------
7 for a breach of a representation or warranty shall be made by giving a Claim Notice under Section 7.3 on or before the applicable "Expiration Date" specified below in this Section 7.4, or the claim under this Section 7 shall be invalid. The Expiration Date shall mean the twenty-fourth month anniversary of the date hereof , provided, however, that the Expiration Date shall mean the date on which the applicable statute of limitations expires with respect to any claim for Damages related to any representation or warranty that was known to be untrue by the maker when made with an actual intent to mislead or defraud. If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, and provided such claim is liquidated within thirty months after the Unliquidated Claim Notice is given, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

          7.5  Effect of Investigation.  Any claim for indemnification shall not
               -----------------------
be invalid as a result of any investigation by or opportunity to investigate afforded to the Purchasers.

8.        Payment of Expenses.  Each party hereto shall pay its own expenses for
          -------------------
lawyers, accountants, consultants, brokers, finders and other advisors (hired or otherwise retained or engaged by such party) with respect to the Transactions; provided, however, that the Company shall pay the first $15,000 of the fees and
--------  -------
expenses incurred by the Purchaser's attorneys in connection with the Transactions but the Purchasers shall pay all such fees and expenses in excess of such amount.

9.        Contents of Agreement.  This Agreement, together with the other
          ---------------------
Transaction Documents, sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

10.       Amendment, Parties in Interest, Assignment, Etc.  This Agreement may
          ------------------------------------------------
be amended, assigned, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and
permitted assigns of the parties hereto.   Any term or provision of this
Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

11.       Interpretation.  Unless the context of this Agreement clearly requires
          --------------
otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

12.       Remedies.  The remedies provided by Section 7 shall constitute the
          --------
exclusive remedies for the matters covered thereby. With respect to any matters not covered by Section 7, any party shall be entitled to such rights and remedies as such party may have at law or in equity or otherwise for any breach of this Agreement, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by the remedies provided hereunder.

13.       Notices.
          -------

          All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto given in accordance with the foregoing notice procedures:

          If to the Company:

               Orthovita, Inc.
               285 Great Valley Parkway
               Malvern, Pennsylvania 19355
               FAX: (610) 640-1714

          with a required copy to:

               Stephen M. Goodman, Esq.
               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, PA 19103
               FAX (215) 963-5299

          If to the Purchasers:

          Schroder Ventures Managers Ltd.
          22 Church Street
          Hamilton, HM 11 Bermuda
          FAX:
          Attention:  Nichola Lawson

          Schroder Ventures Life Sciences
          One Beacon Street
          Boston, MA  02108
          Attention:  Jim Garvey
          FAX:  (617)

          Electra Fleming Limited
          65 Kingsway
          London WC2B 6QT
          England
          FAX:  0171 242 1806
          Attention: Jonathan Mussellwhite

          with required copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA  02108
               Attention:  Michael Lytton, Esq.
               FAX:  (617) 227-4420

          Wellcome Trust Limited
            As Trustee of The Wellcome Trust
          210 Euston Road
          London NW1 2BE
          England
          FAX: 011 44 171 611 7268
          Attention: Sandra Robertson

          with required copy to

               Testa, Hurwitz & Thibeault, LLP
               Exchange Place
               53 State Street
               Boston, MA  02109-2809
               Attention: Robin A. Painter, Esq.
               FAX: (617) 248-7100

14.       Governing Law.   This Agreement shall be construed and interpreted in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to its provisions concerning conflict of laws.

15.       Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.


                         ORTHOVITA, INC.


                         By: /s/ David S. Joseph
                             -------------------------------
                         Title: President

                         SCHRODER

                         Schroder Ventures International Life Sciences Fund LP1

                         By: Schroder Venture Managers Inc., its General Partner

                         By: /s/ Peter Everson
                             -------------------------------
                         Title: Director & Vice President

                         Schroder Ventures International Life Sciences Fund LP2

                         By: Schroder Venture Managers Inc., its General Partner

                         By: /s/ Peter Everson
                             -------------------------------
                         Title: Director & Vice President

                         Schroder Ventures International Life Sciences Fund
                           Trust

                         By: Schroder Venture Managers Limited as Attorney-in-
                              Fact for Codan Trust Company Limited as Trustee

                         By: /s/ Peter Everson
                             -------------------------------
                         Title: Director

                         Schroder Ventures International Life Sciences Fund
                           Co-Investment Scheme

                         By: Schroder Venture Managers Limited, as Investment
                              Manager

                         By: /s/ Peter Everson
                             -------------------------------
                         Title: Director

                         ELECTRA

                         Electra Fleming Private Equity Partners

                         By: Electra Fleming GP (Unquoted UK),
                             its General Partner

                         By: Signature illegible
                             -------------------------------
                             Director

                         By: _______________________________


                         EF Nominees Limited

                         By: Signature illegible
                             -------------------------------
                             Director

                         By: _______________________________


                         WELLCOME

                         The Wellcome Trust

                         By: The Wellcome Trust Limited, as the Trustee for
                              The Wellcome Trust

                         By: Signature illegible
                             -------------------------------
                             Chief Investment Officer